Exhibit 1.3

HIVE Digital Technologies Ltd.

AMENDED AND RESTATED EQUITY DISTRIBUTION AGREEMENT

June 16, 2026

Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor,
New York, New York 10019

Stifel Nicolaus Canada Inc.
161 Bay Street, Suite 3800
Toronto, Ontario M5J 2S1

Cantor Fitzgerald & Co.
110 East 59th Street
New York, New York 10022

Cantor Fitzgerald Canada Corporation
181 University Avenue, Suite 1500
Toronto, Ontario M5H 3M7

Canaccord Genuity LLC
One Post Office Square, Suite 3000
Boston, Massachusetts 02109

Canaccord Genuity Corp.
40 Temperance Street, Suite 2100
Toronto, Ontario M5H 0B4

Roth Capital Partners LLC
888 San Clemente Dr.
Newport Beach, California 92660

Roth Canada, Inc.
1921-130 King Street West
Toronto, Ontario M5X 2A2

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171

Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, Minnesota 55402

Rosenblatt Securities Inc.
40 Wall Street, 59th Floor
New York, New York 10005

Ladies and Gentlemen:

HIVE Digital Technologies Ltd., a corporation incorporated under the Business Corporations Act (British Columbia) (the "Company"), confirms its agreement to amend and restate the Equity Distribution Agreement, dated November 25, 2025, by and among Keefe, Bruyette & Woods, Inc., Stifel Nicolaus Canada Inc., Cantor Fitzgerald & Co., Cantor Fitzgerald Canada Corporation, Canaccord Genuity LLC, Canaccord Genuity Corp., Roth Capital Partners LLC, Roth Canada, Inc., B. Riley Securities, Inc., Northland Securities, Inc. and Rosenblatt Securities Inc. (together, the "Agents" and each, an "Agent") (the "Prior Agreement") on the terms and conditions described in this Amended and Restated Equity Distribution Agreement (this "Agreement") with the Agents to issue and sell common shares of the Company (the "Common Shares") upon and subject to the terms and conditions contained herein.

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through the Agents, acting as sales agent or principal (each such Agent, as the Company may select in its sole discretion from time to time, the "Designated Agent"), Common Shares having an aggregate offering price of up to US$300,000,000 of which US$214,696,023 remains available to sell under this Agreement (the “Shares”);; provided, however, that in no event shall the Company issue or sell to or through the Agents such number or dollar amount of Shares that would (a) exceed the number or dollar amount of Common Shares registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued Common Shares (less Common Shares issuable upon the exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company's authorized shares), (c) exceed the number or dollar amount of Common Shares permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or (d) exceed the number or dollar amount of Common Shares for which the Company has filed a Prospectus Supplement (as defined below) (the lesser of (a), (b), (c) and (d), the "Maximum Amount").  Notwithstanding anything to the contrary contained herein, compliance with the limitations set forth in this Section 1 on the amount of Placement Shares (as defined below) issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance.  The Shares will be sold on the terms set forth herein at such times and in such amounts as the Company and the Agents shall agree from time to time.  The issuance and sale of the Shares through the Agents will be effected pursuant to the Canadian Prospectus, the U.S. Prospectus and the Registration Statement (each as defined below) filed by the Company, as set forth below in Section 6.

2. Placements.

(a) Placement Notice.  Each time that the Company wishes to issue and sell Shares hereunder (each, a "Placement"), it will notify the Designated Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares ("Placement Shares") to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a "Placement Notice"), a form of which is attached hereto as Exhibit A; provided, however, that in no event shall the Company issue or sell through the Designated Agent such number of Placement Shares that exceeds the Maximum Amount.  The Placement Notice shall originate from any of the individuals (each an "Authorized Representative") from the Company set forth on Schedule 1 (with a copy to each of the other individuals from the Company listed on such Schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 1 attached hereto, as such Schedule 1 may be amended from time to time.  The Placement Notice shall be effective upon delivery to the Designated Agent unless and until: (i) the Designated Agent declines to accept the terms contained therein for any reason, in its sole discretion, in accordance with the notice requirements set forth in Section 4; (ii) the entire amount of the Placement Shares have been sold; (iii) the Company suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 4; (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice; or (v) the Agreement has been terminated under the provisions of Section 14.

(b) Placement Fee.  The amount of compensation to be paid by the Company to the Agents with respect to each Placement (in addition to any expense reimbursement pursuant to Section 8(j)(ii)) shall be up to 3.0% of gross proceeds from each Placement.

(c) No Obligation.  It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Designated Agent, and then only upon the terms specified therein and herein.  It is also expressly acknowledged that the Agents will be under no obligation to purchase Shares on a principal basis.  In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice control.

3. Sale of Placement Shares by the Designated Agent.  Subject to the terms and conditions of this Agreement, upon the Company's issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent, such Placement Shares up to the amount specified during the time period specified, and otherwise in accordance with the terms of such Placement Notice.  If more than one Designated Agent has been specified in a Placement Notice, or if Designated Agents in both the United States and Canada are specified in a Placement Notice, such Designated Agents shall use their best judgment to allocate the volume of sales of Placement Shares so as to maintain the stability of both the TSX (as defined below) and the Nasdaq (as defined below) markets.  The Company acknowledges that the Designated Agent will conduct the sale of Placement Shares in compliance with applicable law, rules and regulations including, without limitation, all applicable United States state and federal securities laws, including, the United States Securities Act of 1933, as amended (the "Securities Act"), and the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all applicable Canadian Securities Laws (as defined below), and, the rules of the Nasdaq Stock Market LLC (the "Nasdaq") and the Toronto Stock Exchange (the "TSX") and that such compliance may include a delay in commencement of sales efforts after receipt of a Placement Notice.  The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth: (i) the number of Placement Shares sold on such day; (ii) the average price of the Placement Shares sold (showing the average price of the Placement Shares sold on the Nasdaq, the TSX and any other marketplace and pursuant to any other sales method used by the Designated Agent); (iii) the gross proceeds; (iv) the compensation payable by the Company to the Agents with respect to such sales; and (v) the Net Proceeds (as defined below) payable to the Company.  Subject to the terms and conditions of the Placement Notice, the Designated Agent may sell Placement Shares by any method permitted by law that constitutes an "at-the-market distribution" under National Instrument 44-102 - Shelf Distributions ("NI 44-102") qualified by the Canadian Prospectus and an "at-the-market offering" under Rule 415 under the Securities Act, including, without limitation, sales made directly on or through the Nasdaq or the TSX, on any other existing trading market for the Common Shares solely in the United States and Canada or to or through a market maker in the United States or Canada, or, with the prior written consent of the Company, in negotiated transactions at prevailing market prices and/or any other method permitted by law.  During the term of this Agreement, and notwithstanding anything to the contrary herein, the Agents agree that in no event will they or any of their affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Common Shares if such activity would be prohibited under Regulation M under the Exchange Act or other anti-manipulation rules under the Securities Act or under NI 44-102.  Notwithstanding anything to the contrary set forth in this Agreement or a Placement Notice, the Company acknowledges and agrees that: (i) there can be no assurance that the Designated Agent will be successful in selling any Placement Shares or as to the price at which any Placement Shares are sold, if at all; and (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent such Placement Shares as provided under this Section 3.  For the purposes hereof, "Trading Day" means any day on which the Nasdaq or the TSX is open for trading.

For the purposes of this Agreement, the "Applicable Time" means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement.

4. Suspension of Sales.

(a) The Company or the Designated Agent may, upon notice to the other party in writing, by telephone (confirmed immediately by verifiable facsimile transmission) or by email notice (or other method mutually agreed to in writing by the parties), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party's obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice.  The Company and the Agents agree that no such notice shall be effective against the other party unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.

(b) Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agents (provided they have been given prior written notice of such by the Company, which notice the Agents agree to treat confidentially) agree that no sale of Placement Shares will take place.  The Company and the Agents agree that no such notice shall be effective against any other party unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.

5. Settlement.

(a) Settlement of Placement Shares.  Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Business Day (or such earlier day as is agreed by the parties to be industry practice for regular-way trading) following the date on which such sales are made (each a "Settlement Date").  The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold ("Net Proceeds") will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for: (i) the commission or other compensation for such sales payable by the Company to the Agents, as the case may be, pursuant to Section 2 hereof; (ii) any other amounts due and payable by the Company to the Agents hereunder pursuant to Section 8(j) hereof; and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Shares.  On each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the Designated Agent's account or its designee's account (provided that the Designated Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Canadian Depository for Securities, The Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Designated Agent will, on each Settlement Date, deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date.  If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 12 hereto, it will: (i) hold the Agents harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company; and (ii) pay to the Agents any commission, discount, or other compensation to which it would otherwise have been entitled absent such default; provided, however, that without limiting Section 12 herein, with respect to (ii) above, the Company shall not be obligated to pay the Agents any commission, discount or other compensation on any Placement Shares that it is not possible to settle due to: (A) a suspension or material limitation in trading in securities generally on the Nasdaq or the TSX; (B) a material disruption in securities settlement or clearance services in the United States or Canada; (C) failure by a Designated Agent to comply with its obligations under the terms of this Agreement; or (D) if the Company and the Designated Agent agree pursuant to Section 4(b) that no sale of Placement Shares will take place.

(c) Sales Through Agents. The Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares, and any sales of Shares shall only be effected by or through the Designated Agent on any single given day, and the Company shall in no event request that more than one Agent offer or sell Shares pursuant to this Agreement on the same day.

6. Registration Statement and Prospectuses.  The Company has prepared and filed with the securities regulatory authorities (the "Canadian Qualifying Authorities") in each of the provinces and territories of Canada (collectively, the "Canadian Qualifying Jurisdictions") a final short form base shelf prospectus dated October 31, 2025, in respect of certain securities of the Company, including Shares (collectively, the "Shelf Securities") in each case in accordance with the applicable securities laws of each of the Canadian Qualifying Jurisdictions and the respective applicable rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the Canadian Qualifying Authorities in each of the Canadian Qualifying Jurisdictions, including NI 44-101 (as defined below), NI 44-102 (as defined below) and the applicable WKSI Blanket Orders (as defined below) (collectively, "Canadian Securities Laws").

As used herein, "WKSI Blanket Orders" means BC Instrument 44-503 - Exemption from Certain Prospectus Requirements for Canadian Well-Known Seasoned Issuers, as the primary blanket order applicable to the Company as its principal regulator, together with the corresponding local blanket orders or instruments of each of the other securities commissions in the Canadian Qualifying Jurisdictions referenced in Canadian Securities Administrators Staff Notice 44-306 - Blanket Orders Exempting Well-Known Seasoned Issuers from Certain Prospectus Requirements, in each case as the same may be amended, substituted or varied from time to time.

The British Columbia Securities Commission (the "Reviewing Authority") is the principal regulator of the Company under the passport system procedures provided for under Multilateral Instrument 11-102 - Passport System and National Policy 11-202 - Process for Prospectus Reviews in Multiple Jurisdictions in respect of the offering of the Shelf Securities.  The Reviewing Authority has issued a receipt evidencing that a receipt has been issued (a "Receipt") on behalf of itself and the other Canadian Qualifying Authorities for the Canadian Base Prospectus, which was filed in reliance on and in full compliance with the WKSI Blanket Orders, including the exemptions provided thereunder from the preliminary base shelf prospectus and related disclosure requirements, and which includes the prescribed disclosure confirming the Company's qualification as a well-known seasoned issuer, all in accordance with applicable Canadian Securities Laws.  The term "Canadian Base Prospectus" means the final short form base shelf prospectus dated October 31, 2025, relating to the Shelf Securities, including any documents incorporated by reference therein and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws, at the time the Reviewing Authority issued the Receipt with respect thereto in accordance with Canadian Securities Laws, including National Instrument 44-101 - Short Form Prospectus Distributions ("NI 44-101"), NI 44-102 and the WKSI Blanket Orders (NI 44-101, NI 44-102 and WKSI Blanket Orders are collectively referred to herein as, the "Canadian Shelf Procedures").

As used herein, "Canadian Prospectus Supplement" means the most recent prospectus supplement to the Canadian Base Prospectus relating to the Placement Shares, to be filed by the Company with the Reviewing Authority in accordance with Canadian Securities Laws; and "Canadian Prospectus" means the Canadian Prospectus Supplement (and any additional Canadian prospectus supplement prepared in accordance with the provisions of this Agreement and filed with the Reviewing Authority in accordance with Canadian Securities Laws) together with the Canadian Base Prospectus.

The Company has filed, in accordance with the provisions of the Securities Act, and the rules and regulations thereunder (the "Rules and Regulations"), with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (File No. 333-291676), as amended by Post-Effective Amendment No. 1 to Form F-3 on Form S-3, including a base prospectus (the "U.S. Base Prospectus"), relating to certain securities, including the Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file with the Commission in accordance with the provisions of the Exchange Act, and the rules and regulations thereunder.  The Company has prepared a prospectus supplement to the base prospectus included as part of the registration statement, which prospectus supplement relates to the Shares to be issued from time to time by the Company (the "U.S. Prospectus Supplement").  The Company will furnish to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented by the U.S. Prospectus Supplement, relating to the Shares to be issued from time to time by the Company.  Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a U.S. Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Rules and Regulations, and any one or more additional effective registration statements on Form S-3 from time to time that will contain a base prospectus, and related prospectus or prospectus supplement, if applicable (which shall be a U.S. Prospectus Supplement), and in the event any post-effective amendment thereto becomes effective, with respect to or covering the Shares, is herein called the "Registration Statement."  The base prospectus or base prospectuses, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented, if necessary, by the U.S. Prospectus Supplement, in the form in which such prospectus or prospectuses and/or U.S. Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with the then issued Free Writing Prospectus(es) (as defined below), is herein called the "U.S. Prospectus."

As used herein, "Base Prospectuses" means, collectively, the Canadian Base Prospectus and the U.S. Base Prospectus; "Prospectus Supplements" means, collectively, the Canadian Prospectus Supplement and the U.S. Prospectus Supplement; "Prospectuses" means, collectively, the Canadian Prospectus and the U.S. Prospectus; and "Issuer Free Writing Prospectus" means any "issuer free writing prospectus" as defined in Rule 433 relating to the Placement Shares that: (i) is required to be filed with the Commission by the Company; or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).  Any reference herein to the Registration Statement, the Base Prospectuses, the Prospectus Supplements or the Prospectuses or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectuses, the Prospectus Supplements or the Prospectuses shall be deemed to refer to and include the filing or furnishing of any document with or to the Commission or Canadian Qualifying Authorities, as applicable, on or after the effective date of the Registration Statement or the date of the Base Prospectuses, the Prospectus Supplements or the Prospectuses, as the case may be, and deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Canadian Base Prospectus, the Canadian Prospectus Supplement and the Canadian Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with any Canadian Qualifying Jurisdiction pursuant to the System for Electronic Data Analysis and Retrieval + ("SEDAR+") and all references to the Registration Statement, the U.S. Base Prospectus, the U.S. Prospectus Supplement and the U.S. Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System ("EDGAR").

The Agents shall offer the Placement Shares for sale to the public directly and through other investment dealers and brokers in the United States and Canada only as permitted by applicable law and upon the terms and conditions set forth in the Prospectuses and this Agreement.  The Agents agree that they will not, directly or indirectly, distribute the Registration Statement or the Prospectuses or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than such states of the United States in which the Shares are duly qualified under U.S. federal and applicable U.S. state securities laws and Canada under the applicable Canadian Securities Laws, in such manner as to require registration of the Shares or the filing of a prospectus or any similar document with respect to the Shares by the Company therein or subject the Company to ongoing periodic reporting obligations in such jurisdiction pursuant to the securities laws of such jurisdiction.

Each of the Company and the Agents hereby agrees and acknowledges that all sales and solicitations of sales of Shares by the Agents as agents of the Company shall be made solely in the United States and Canada.

All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the U.S. Base Prospectus, the U.S. Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the U.S. Base Prospectus or the U.S. Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the U.S. Base Prospectus or the U.S. Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act, and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the U.S. Base Prospectus, the U.S. Prospectus, as the case may be.  All references in this Agreement to financial statements and other information which is "described," "contained," "included" or "stated" in the Canadian Base Prospectus or the Canadian Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated by reference in or otherwise deemed by Canadian Securities Laws to be a part of or included in the Canadian Base Prospectus or the Canadian Prospectus, as the case may be.

The U.S. Prospectus, together with any Issuer Free Writing Prospectus(es) issued at or prior to an Applicable Time, taken together (collectively, and with respect to any Shares, together with the public offering price of such Shares) shall be referred to herein as the "Disclosure Package."

7. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Agents that:

(a) the Company is a corporation duly incorporated and organized and is a valid and subsisting corporation under the laws of British Columbia, and has all requisite power, capacity and authority to carry on its business as now conducted in each of the jurisdictions it carries on business and to own, lease or operate its assets and properties and to offer, issue and sell the Shares, and (i) neither the Company nor, to the knowledge of the Company, any other person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing the Company's dissolution or winding up, and (ii) has full corporate right, power and authority to execute this Agreement and to carry out its obligations hereunder and thereunder;

(b) the Company is the direct or indirect registered and beneficial owner of all of the issued and outstanding shares and other voting securities of the subsidiaries listed in Schedule 2 (each a "Material Subsidiary"), in each case, free and clear of all encumbrances, liens, mortgages, hypothecations, security interests, charges or adverse interests whatsoever, and no person, firm, corporation or entity has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Company or any Material Subsidiary of any of the shares or other securities of any Material Subsidiary;

(c) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and constitutes valid obligations of the Company legally binding upon the Company, enforceable in accordance with its terms, subject to the fact that enforceability may be affected by bankruptcy, insolvency, arrangement, liquidation, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, by general principles of equity, including the fact that equitable remedies (such as specific performance and injunctive relief) may only be awarded in the discretion of a court, applicable statutes of limitations and that the ability to sever unenforceable terms may be limited by applicable laws;

(d) each Material Subsidiary is a corporation incorporated, amalgamated, continued or organized and validly existing under the laws of its jurisdiction of incorporation, amalgamation, continuation or organization and has all requisite power, capacity and authority to carry on its business as now conducted in each of the jurisdictions it carries on business and to own, lease or operate its assets and properties and none of the Material Subsidiaries nor, to the knowledge of the Company, any other person, has taken any steps or proceedings, voluntary or otherwise, requiring or authorizing such Material Subsidiaries' dissolution or winding up;

(e) the Company and each of the Material Subsidiaries: (i) has conducted and is conducting its business in compliance with all applicable laws of each jurisdiction in which its business is carried on, other than acts of non-compliance that individually or in the aggregate would not have a material and adverse effect (actual or anticipated, whether financial or otherwise) on the business, affairs, operations, properties, permits, assets, licenses, liabilities (contingent or otherwise), capital, results of operations or condition (financial or otherwise) of the Company ("Material Adverse Effect"), and, to the knowledge of the Company, there are no facts that would give rise to a notice of material non-compliance with any such applicable laws; and (ii) is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business where such license, registration or qualification is necessary to enable its business to be carried on as it is now conducted and assets and properties to be owned, leased or operated, except where the failure to be so licensed, registered or qualified would not have a Material Adverse Effect, and all such material licenses, registrations or qualifications are valid and existing and in good standing;

(f) the Company is a reporting issuer in each of the Canadian Qualifying Jurisdictions, is not in default in any material respect of any requirement under Canadian Securities Laws, U.S. federal or state securities laws (collectively, "Applicable Securities Laws") and is not on the list of defaulting issuers maintained by the securities commissions or similar securities regulatory authorities in the Canadian Qualifying Jurisdictions;

(g) no approval, authorization, consent or other order of, and no filing, registration or recording with, any: (i) any multinational, federal, provincial, state, municipal, regional, local or other governmental or public department, regulatory authority, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision agent, commission, board, or authority or any of the foregoing; (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; and (iv) any stock exchange or self-regulatory authority and, for greater certainty, including any securities regulators ("Governmental Authority") or lenders to the Company is required of the Company in connection with the execution and delivery of, or with the performance by the Company of its obligations under this Agreement, except those which have been obtained under Applicable Securities Laws and the rules and policies of the TSX and Nasdaq;

(h) the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder, including the offer, issue and sale of the Shares, and the consummation of the transactions contemplated in this Agreement, do not and will not:

(i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, whether after notice or lapse of time or both, (A) any statute, rule or regulation applicable to the Company or any Material Subsidiary, including Applicable Securities Laws; (B) the constating documents or resolutions of the Company or any Material Subsidiary; (C) any material mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Company or any Material Subsidiary is a party or by which it is bound; or (D) any judgment, decree or order binding the Company or its assets and properties or any Material Subsidiary or its assets and properties; or except, in the case of clauses (C) and (D) above, for such breach, violation or default which has not had and would not reasonably be expected to have a Material Adverse Effect; or

(ii) affect the rights, duties and obligations of any parties to any material indenture, agreement or instrument to which the Company or any subsidiary is a party, nor give a party the right to terminate any such indenture, agreement or instrument by virtue of the application of terms, provisions or conditions in such indenture, agreement or instrument, except as would not reasonably be expected to have a Material Adverse Effect;

(i) the Shares have been duly authorized and validly allotted and reserved for issuance, and upon receipt by the Company of the consideration therefor, will be issued as fully paid and non-assessable Common Shares;

(j) the Common Shares, and all other classes of shares authorized and/or issued by the Company, have the attributes and characteristics and conform in all material respects with the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectuses;

(k) the Common Shares are listed and posted for trading on the TSX and Nasdaq and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Shares from the TSX or Nasdaq, nor has the Company received any written notification that the TSX or Nasdaq is contemplating terminating such listing and all necessary consents, approvals, authorizations have been obtained by the Company from the TSX and Nasdaq to ensure that, subject to fulfilling the standard listing conditions of both the TSX and Nasdaq, the Shares will be listed and posted for trading on both the TSX and Nasdaq upon their issuance;

(l) (i) no default exists under and no event has occurred which, after notice or lapse of time or both, or otherwise, constitutes a default under or breach, by the Company, any subsidiary, or any other person, of any material obligation, agreement, covenant or condition contained in any material contract to which the Company or any subsidiary is a party; and (ii) no order, ruling or determination having the effect of suspending the sale or ceasing the trading of the Shares or any other security of the Company has been issued or made by any Governmental Authority or stock exchange or any other regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by any such authority or under any Applicable Securities Laws, or except, in the case of clause (i) which has not had and would not reasonably be expected to have a Material Adverse Effect;

(m) subsequent to the date as of which information is contained in the Registration Statement, the Disclosure Package and the Prospectuses, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, no Material Adverse Effect has occurred.

(n) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, neither the Company nor any Material Subsidiary is currently party to any agreement in respect of: (i) the purchase of any material assets and properties or any interest therein or the sale, transfer or other disposition of any material assets and properties or any interest therein currently owned, directly or indirectly, by the Company or any Material Subsidiary whether by asset sale, transfer of shares or otherwise; or (ii) the change of control of the Company or any Material Subsidiary (whether by sale or transfer of shares or sale of all or substantially all of the assets and properties of the Company or the Material Subsidiary or otherwise);

(o) the audited annual financial statements (including the auditor's report thereon and the notes thereto) and the unaudited interim financial statements (collectively, the "Company Financial Statements") included in the Registration Statement, the Disclosure Package and the Prospectuses: (i) have been prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP") consistently applied throughout the periods referred to therein; (ii) present fairly, in all material respects, the financial position (including the assets and liabilities, whether absolute, contingent or otherwise as required by U.S. GAAP) of the Company and its subsidiaries on a consolidated basis as at such dates and the results of its operations and its cash flows for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Company and its subsidiaries on a consolidated basis in accordance with U.S. GAAP; and (iii) have been audited (in the case of the annual financial statements) or have been reviewed (in the case of the interim financial statements) by independent public accountants within the meaning of Applicable Securities Laws and the rules of the Chartered Professional Accountants of Canada, and there has been no change in accounting policies or practices of the Company since March 31, 2026, except as disclosed in the Company Financial Statements.  Except as set out in the Company Financial Statements or as incurred in the ordinary course of business since March 31, 2026, and as would not individually or on the aggregate have a Material Adverse Effect, the Company does not have any outstanding indebtedness or any liabilities or obligations including any unfunded obligation under any employee plan, whether accrued, absolute, contingent or otherwise as of the date of the applicable financial statements;

(p) there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or its subsidiaries with unconsolidated entities and there are no other material liabilities of the Company or its subsidiaries (absolute, accrued, contingent or otherwise), except as disclosed in the Company Financial Statements or incurred in the ordinary course of business since the date of the last interim Financial Statements;

(q) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets.  The Company is in compliance with the certification requirements under National Instrument 52-109 - Certification of Disclosure in Issuers' Annual and Interim Filings with respect to the Company's annual and interim filings;

(r) other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, all taxes due and payable by each of the Company and the Material Subsidiaries have been paid, other than any immaterial amounts as may have failed to have been remitted when due.  Other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, all tax returns, declarations, remittances and filings required to be filed by each of the Company and the Material Subsidiaries have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate, in all material respects, and no material fact or facts have been omitted therefrom which would make any of them materially misleading.  Other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, no examination of any tax return of the Company or any of the Material Subsidiaries is currently in progress to the knowledge of Company and there are no material issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by the Company.  There are no agreements, waivers or other arrangements with any taxation authority providing for an extension of time for any assessment or reassessment of taxes with respect to the Company or any Material Subsidiary;

(s) neither the Company nor any of the Material Subsidiaries have: (i) made an assignment in favour of its creditors nor a proposal in bankruptcy to their respective creditors or any class thereof, nor has any petition for a receiving order been presented in respect of them; or (ii) initiated proceedings with respect to a compromise or arrangement with their respective creditors or for their winding up, liquidation or dissolution.  No receiver has been appointed in respect of the Company or any of their respective assets and properties and no execution or distress has been levied upon any of their assets and properties;

(t) other than as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, the Company and the Material Subsidiaries have each established on their books and records reserves that are adequate for the payment of all taxes not yet due and payable, and there are no liens for taxes on the assets and properties of the Company or the Material Subsidiaries (other than liens for taxes that are not yet due and payable or that are being contested in good faith), and to the knowledge of the Company, there are no audits pending of the tax returns of the Company or any Material Subsidiary (whether federal, state, provincial, local or foreign) and there are no claims which have been asserted relating to any such tax returns, in each case which would reasonably be expected to have a Material Adverse Effect;

(u) Davidson & Company LLP are independent auditors with respect to the Company as required under Applicable Securities Laws and there has never been a "disagreement" or "reportable event" (within the respective meanings of National Instrument 51-102 - Continuous Disclosure Obligations ("NI 51-102")) with Davidson & Company LLP or any former auditors of the Company;

(v) the audit committee's responsibilities and composition comply with Applicable Securities Laws and the rules of the TSX and Nasdaq, as applicable;

(w) the authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares, of which 270,437,030 Common Shares and no preferred shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Company as of the date hereof;

(x) no person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription for or issue of any of the unissued Common Shares or other securities of the Company or any Material Subsidiary or any other security convertible into or exchangeable for any such shares or securities, or to require the Company or any Material Subsidiary to purchase, redeem or otherwise acquire any of the outstanding securities in the capital of the Company or any Material Subsidiary, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses in respect of the Company;

(y) to the knowledge of the Company, no agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Company or any Material Subsidiary;

(z) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, no legal or governmental actions, suits, judgments, investigations or proceedings are pending to which the Company or any subsidiary, or to the knowledge of the Company, the directors, officers or employees of the Company or a subsidiary are a party or to which the assets and properties of the Company or a subsidiary is subject and, to the knowledge of the Company, no such proceedings have been threatened against or are pending with respect to the Company or any subsidiary, or with respect to their assets and properties and none of the Company or any subsidiary is subject to any judgment, order, writ, injunction, decree or award of any Governmental Authority, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(aa) neither the Company nor any Material Subsidiary is in violation of its constating documents;

(bb) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, other than liens arising in the ordinary course of business which, individually or in the aggregate, do not and will not have a Material Adverse Effect, the Company and each Material Subsidiary owns or has the right to full use of all assets and properties owned or used in its business free and clear of any actual, pending or, to the knowledge of the Company, threatened claims, liens, charges, options, set-offs, free-carried interests, royalties, encumbrances, security interests or other interests whatsoever;

(cc) except as would not reasonably be expected to have a Material Adverse Effect, all contracts to which the Company and/or any Material Subsidiary is a party are, to the knowledge of the Company, in full force and effect and are valid and enforceable by and against the Company or the Material Subsidiary, as the case may be, in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, and except as limited by the application of equitable principals when equitable remedies are sought, applicable statutes of limitations and by the fact that the ability to sever unenforceable terms may be limited by applicable laws, and none of the Company or any Material Subsidiary is in material default or breach of any material contract;

(dd) to the knowledge of the Company, the Company and/or the Material Subsidiaries, as applicable, own or have obtained valid and enforceable licenses for, or other rights to use all of its intellectual property rights, including: (i) patents and inventions; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works in whatever form or medium; (iv) registrations, applications and renewals for any of the foregoing; (v) proprietary computer software (including, but not limited to, data, data bases and documentation); (vi) trade secrets, confidential information and know-how; and (vii) all licenses, agreements and other contracts and commitments relating to any of the foregoing (collectively, "Intellectual Property"), material to its business as of the date hereof and the Company and each Material Subsidiary is not a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, such Intellectual Property, except in each case that would not have a Material Adverse Effect.  There is no pending action or proceeding, nor any action threatened in writing or proceeding, against any person by the Company and the Material Subsidiaries with respect to the use of the Intellectual Property material to its business, and there are no state of facts or circumstances which cast doubt on the validity or enforceability of such Intellectual Property, except for circumstances which would not have a Material Adverse Effect.  To the knowledge of the Company, the conduct of the Company's and the Material Subsidiaries' respective businesses does not infringe upon the intellectual property rights, domestic or foreign, of any other person, except where such infringement would not have a Material Adverse Effect and the Company and the Material Subsidiaries have not received any claim or notice (written or otherwise) that the conduct of their respective businesses, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person, or the trade secrets, know-how or confidential or proprietary information of any other person, except where such infringement would not have a Material Adverse Effect;

(ee) with respect to each premises of the Company and each of the Material Subsidiaries which is material to the business of the Company and which the Company or a Material Subsidiary occupies as tenant (each, a "Leased Premises"), the Company or a Material Subsidiary occupies such Leased Premises and has the exclusive right to occupy and use such Leased Premises and each of the leases pursuant to which the Company or a Material Subsidiary occupies such Leased Premises is, to the knowledge of the Company, in good standing and in full force and effect in all material respects under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Material Subsidiaries;

(ff) neither the Company nor any Material Subsidiary is a party to or bound by any collective agreement and is not currently conducting negotiations with any labour union or employee association;

(gg) the Company and each Material Subsidiary is in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and has not and is not engaged in any unfair labour practice;

(hh) each employee benefit plan that is maintained, administered or contributed to by the Company and the Material Subsidiaries for employees or former employees of the Company and the Material Subsidiaries has been maintained in all material respects in compliance with its terms and applicable laws.  All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company and the Material Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect;

(ii) no material labour dispute, disruption, grievance, arbitration or other conflict exists with the employees of the Company or the Material Subsidiaries, or, to the knowledge of the Company, is imminent or threatened;

(jj) to the knowledge of the Company, since March 31, 2026, none of the directors, officers or employees of the Company or any of the Material Subsidiaries, any person who owns, directly or indirectly, an ownership interest in the Material Subsidiaries or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including any loan made to or by any such person) with the Company or the Material Subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Company or the Material Subsidiaries, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses;

(kk) the Company and the Material Subsidiaries: (i) have obtained insurance policies with responsible insurers as are appropriate to their respective assets and properties, are sufficient for all applicable requirements of applicable law and in such amounts and against such risks as are customarily carried and insured against by comparable businesses, and all such insurance policies are in full force and effect, except as would not reasonably be expected to have a Material Adverse Effect; (ii) are not in material default with respect to the payment of any premium or compliance with any of the provisions contained in such insurance policies and have not failed to give any notice or present any material claim under any such insurance policy in due and timely fashion.  Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Material Subsidiary has received notice from any of the insurers regarding cancellation of such insurance policy;

(ll) the minute books, share certificate books, registers of securityholders, registers of transfers and registers of directors and partners and any similar corporate records of the Company and the Material Subsidiaries are complete and accurate in all material respects;

(mm) other than as otherwise publicly announced, to its knowledge, the Company is not aware of any applicable law or governmental position or change in applicable law or change in governmental position which it anticipates may have a Material Adverse Effect;

(nn) there are no material actions, proceedings or investigations (whether or not purportedly by or on behalf of the Company) that have commenced or that have, to the knowledge of the Company, been threatened against, or that are pending against the Company or any of its properties at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign;

(oo) each of the Company and the Material Subsidiaries and each of their respective assets and properties and the operation of their respective businesses: (i) are in compliance with any and all federal, state, provincial, territorial or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the regulation, protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, control, storage, disposal, transportation, other handling or release or threatened release of any material, substance (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) or condition that is regulated by or may give rise to liability under any environmental laws ("Environmental Laws"); (ii) the Company and each of the Material Subsidiaries has complied in all respects with all reporting and monitoring requirements under all Environmental Laws; (iii) has received all material permits, licenses or other approvals required under applicable Environmental Laws to conduct their business; and (iv) is in compliance with all terms and conditions of any such permit, license or approval;

(pp) except for the Agents, there is no person acting or purporting to act at the request of the Company, who is entitled to any brokerage or finder's fee in connection with the transactions contemplated by this Agreement;

(qq) except as disclosed in the Registration Statement, the Disclosure Package and the Prospectuses, since March 31, 2026, there has not been any material change in the business, affairs, operations, revenues, capital, properties, assets or liabilities (absolute, accrued, contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the subsidiaries (taken as a whole) which would have a Material Adverse Effect;

(rr) neither the Company, any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, the Disclosure Package and the Prospectuses;

(ss) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, "foreign official" (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the "FCPA")) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the Corruption of Foreign Public Officials Act (Canada) or any other applicable anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Company and its subsidiaries and, to the knowledge of the Company, its and their other affiliates have conducted their respective businesses, transactions, negotiations, discussions and dealings in compliance with applicable anti-bribery and anti-corruption statutes laws and regulations applicable in any jurisdiction in which they are located or conducting business and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith;

(tt) the operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of: (i) the Currency and Foreign Transactions Reporting Act of 1970, as amended; (ii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada); (iii) the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act); and (iv) the anti-money laundering laws of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Authority to which they are subject (collectively, the "Anti-Money Laundering Laws") and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(uu) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a "specially designated national" or "blocked person"), Canadian government (including the Office of the Superintendent of Financial Institutions (Canada) pursuant to the Special Economic Measures Act (Canada)), the United Nations Security Council, the European Union, His Majesty's Treasury, or other relevant sanctions authority (collectively, "Sanctions"), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, Sudan, Burma, North Korea, Syria, Russia, the Crimea region of Ukraine, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic and any other territory or region of Ukraine currently under the asserted control of Russia, recognized by Russia, or subject to territorial claims by Russia; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of facilitating or financing the activities of or business with any person, or in any country or territory, that currently is the subject to any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as initial purchaser, advisor, investor or otherwise) of Sanctions;

(vv) (i) the Company or its subsidiaries' information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, "IT Systems and Data") are adequate for, and operate and perform in all respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except as would not reasonably be expected to have a Material Adverse Effect; (ii) the Company and its subsidiaries have implemented and maintain commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, and there are no material incidents under internal review or investigations relating to the same; (iii) the Company and its subsidiaries presently comply, and have complied at all times, with all applicable laws, statutes, and industry standards, and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority (including, but not limited to, the European Union General Data Protection Regulation, the Canadian Personal Information Protection and Electronic Documents Act, and the Payment Card Industry Data Security Standard, where applicable), and internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iv) the Company and its subsidiaries have entered into data processing agreements compliant in all material respects with all applicable laws relating to the privacy and security of IT Systems and Data with each of its customers, and to the Company's knowledge there is no material non-compliance with the terms of such data processing agreements by such customers;

(ww) the Company and the transactions contemplated by this Agreement meet the requirements for and comply with the applicable conditions set forth in Form S-3 (including General Instructions I.A and I.B) under the Securities Act.  The Registration Statement has been or will be filed with the Commission and has or will have become effective under the Securities Act prior to the issuance of any Placement Notices by the Company.  As of each Applicable Time, the Registration Statement is effective.  The Prospectus Supplements will name the Agents as the agents in the section entitled "Plan of Distribution."  The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose.  The Registration Statement and the offer and sale of Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule.  Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits to the Registration Statement have been so described or filed.  Copies of the Registration Statement, the Prospectuses, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agents and its counsel.  The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectuses and any Issuer Free Writing Prospectus to which the Agents have consented.  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from the TSX or Nasdaq, nor has the Company received any notification that the Commission or the TSX or Nasdaq are contemplating terminating such registration or listing;

(xx) the Receipt has been obtained from the Reviewing Authority in respect of the Canadian Base Prospectus.  No order or action that would have the effect of ceasing or suspending the distribution of the Shares or any other securities of the Company has been issued by any Canadian Qualifying Authorities and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by any Canadian Qualifying Authority; and any request made to the Company on the part of any Canadian Qualifying Authorities for additional information has been complied with in all material respects;

(yy) no Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectuses, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified;

(zz) (i) each document, if any, filed, furnished, or delivered, or to be filed, furnished, or delivered, pursuant to: (A) Canadian Securities Laws and incorporated by reference in the Canadian Prospectus Supplement complied or will comply when so filed in all material respects with Canadian Securities Laws, and (B) the Exchange Act and incorporated by reference in the Disclosure Package or the U.S. Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) the Registration Statement, when it became effective, did not contain, and as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) the Registration Statement and the U.S. Prospectus comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (v) the Disclosure Package does not, and at the time of each sale of the Shares in connection with the offering, the Disclosure Package, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (vi) each broadly available road show, if any, when considered together with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) as of its date, the U.S. Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection (zz) shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Disclosure Package, or the Prospectuses (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information relating to the Agents furnished to the Company by any Agent expressly for use therein.

(aaa) the Company has not filed any confidential material change report which remains confidential as at the date hereof;

(bbb) the Company has filed a current annual information form in the form prescribed by NI 51-102 in each of the Canadian Qualifying Jurisdictions prior to the date of this Agreement.  the Company is as of the date hereof an "eligible issuer" (within the meaning of NI 44-101) in the Canadian Qualifying Jurisdictions and, on the dates of and upon filing of the Prospectus Supplements, will be an Eligible Issuer in the Canadian Qualifying Jurisdictions and there will be no documents required to be filed under the Applicable Securities Laws in connection with any distribution of the Shares that will not have been filed as required as at those respective dates;

(ccc) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Shares and at the date hereof, the Company was not and is not an "ineligible issuer," as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer;

(ddd) the Company has filed all documents required under the Applicable Securities Laws on a timely basis, except for any failure to file on a timely basis which is not material.  As of their respective dates, the documents filed by the Company complied in all material respects with the requirements of the Applicable Securities Laws, and none of the documents filed by the Company, when filed, contained any misrepresentation or contained an untrue statement of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, which has not been corrected by the filing on a public basis of a subsequent document under the Applicable Securities Laws;

(eee) subject to the qualifications and limitations described under the heading "Eligibility for Investment" in the Canadian Prospectus Supplement, the Shares will be qualified investments under the Tax Act and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, deferred profit-sharing plans, a registered disability savings plan and tax-free savings accounts;

(fff) the definitive form and terms of the certificate representing the Common Shares, if certificated, have been duly approved and adopted by the board of directors of the Company and the form and terms of the certificate representing the Common Shares do not and will not conflict with any applicable laws or rules, bylaws and regulations of the TSX or Nasdaq;

(ggg) Computershare Investor Services Inc. has been duly appointed as the registrar and transfer agent for the Common Shares;

(hhh) with respect to forward-looking information (as defined in NI 51-102) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectuses: (i) the Company had a reasonable basis for the forward-looking information at the time the disclosure was made; (ii) all forward-looking information is identified as such, and all such documents caution users of forward-looking information that actual results may vary from the forward-looking information; (iii) all future-oriented financial information and each financial outlook: (A) presents fully, fairly and correctly in all material respects the then-expected results of the operations for the periods covered thereby, and (B) is based on assumptions that are reasonable in the circumstances; and (iv) is limited, in the Company's reasonable judgment, to a period for which the information in the future-oriented financial information or financial outlook can be reasonably estimated;

(iii) the statistical, industry and market related data included in the Registration Statement, the Disclosure Package and the Prospectuses is derived from sources which the Company reasonably believes to be accurate, reasonable and reliable, and such data is consistent with the sources from which it was derived;

(jjj) the acquisitions of the respective material businesses and/or companies disclosed in the Registration Statement, the Disclosure Package and the Prospectuses were effected in compliance with all applicable laws, and no payments will accrue, be owing or be payable by, the Company or any subsidiary to any person in connection with any such acquisition except: (i) as and to the extent disclosed in the Registration Statement, the Disclosure Package and the Prospectuses; or (ii) for any such payments as would not be material to the Company and its subsidiaries (taken as a whole);

(kkk) except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and the Material Subsidiaries have all licenses, permits, authorizations, certifications, consents and orders necessary for the conduct of its business as presently conducted; (ii) neither the Company nor any Material Subsidiary has received any penalty, enforcement action or public notice violation or notice thereof from any state, municipal or local government in respect of such licenses and/or permits; and (iii) the Company and each Material Subsidiary is in compliance in all material respects with each material license and permit held by it;

(lll) the Company has not completed or entered into an agreement to complete a "significant acquisition" nor is it proposing any "probable acquisitions" (as such terms are used in NI 44-101 and NI 51-102) that would require the inclusion of any additional financial statements (in addition to the financial statements included in the Registration Statement, the Disclosure Package and the Prospectuses) or any pro forma financial statements pursuant to the Securities Laws of the Qualifying Jurisdictions, and for which a business acquisition report has not been filed under NI 51-102;

(mmm) neither the Company nor any of its Material Subsidiaries has any securities rated by any "nationally recognized statistical rating organization," as such term is defined in Section 3(a)(62) of the Exchange Act;

(nnn) neither the Company nor any of its subsidiaries has taken, and the Company and its subsidiaries will not take, any action which constitutes stabilization or manipulation of the price of the Common Shares or any "reference security" (as defined in Rule 100 of Regulation M under the Exchange Act) of the Company;

(ooo) the Company is, and has been since the time of the initial filing of the Registration Statement with the Commission, in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and all applicable rules and regulations promulgated thereunder or implementing provisions thereof;

(ppp) the Company qualifies as a "well-known seasoned issuer" and is not an "ineligible issuer" (as such terms are defined in the WKSI Blanket Orders), and has complied with and satisfied, and at each relevant time will comply with and satisfy, all applicable requirements and conditions of the WKSI Blanket Orders.  The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(qqq) the Company is not, and as of any Settlement Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under "Use of Proceeds" in the Registration Statement, Disclosure Package and the Prospectuses, will not be, required to register as an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(rrr) while not free from doubt, the Company believes that it was not a "passive foreign investment company" ("PFIC") for U.S. federal income tax purposes for its most recent taxable year;

(sss) the Company is, and will at each Settlement Date be, in compliance in all material respects with the policies of the TSX and Nasdaq existing on the date thereof; and

(ttt) at the respective times of filing and at all times subsequent thereto during the distribution of the Shares, the Registration Statement, the Disclosure Package and the Prospectuses together with all Supplementary Material will comply in all material respects with the requirements of all Applicable Securities Laws pursuant to which they have been filed and will provide full, true and plain disclosure of all material facts relating to the Shares and will not contain any misrepresentation; provided that the foregoing shall not apply with respect to Agents' Information.

8. Covenants of the Company.  The Company covenants and agrees with the Agents that:

(a) Prospectus and Registration Statement Amendments.  After the date of this Agreement and during the period in which a prospectus relating to the Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Securities Act): (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Canadian Base Prospectus or the Registration Statement has been filed with any Canadian Qualifying Authority or the Commission and has become effective or where a receipt has been issued therefor, as applicable, or any subsequent supplement to the U.S. Prospectus or the Canadian Prospectus has been filed (each, an "Amendment Date") and of any request by the Commission or any Canadian Qualifying Authority for any amendment or supplement to the Registration Statement or the Prospectuses or for additional information; (ii) the Company will file promptly all other material required to be filed by it with the Commission pursuant to Rule 433(d) and with the Canadian Qualifying Authorities; (iii) the Company will submit to the Agents a copy of any amendment or supplement to the Registration Statement or the Prospectuses (other than a copy of any documents incorporated by reference into the Registration Statement or the Prospectuses) a reasonable period of time before the filing thereof and will afford the Agents and the Agents' counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing; and (iv) the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or the Prospectuses; provided that the Company will not be required to deliver documents or information incorporated by reference into the Registration Statement or the Prospectuses if such documents are filed and accessible on EDGAR or SEDAR+, as applicable; and the Company will cause (i) each amendment or supplement to the U.S. Prospectus to be filed with the Commission as required pursuant to Rule 424(b) or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; and (ii) each amendment or supplement to the Canadian Prospectus to be filed with the Canadian Qualifying Authorities as required pursuant to Canadian Shelf Procedures or, in the case of any document to be incorporated therein by reference, to be filed with the Canadian Qualifying Authorities as required pursuant to the Canadian Securities Laws, within the time period prescribed.

(b) Notice of Stop Orders.  The Company will advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission or the Canadian Qualifying Authorities of any stop order or of any order preventing or suspending the use of the Prospectuses or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission or the Canadian Qualifying Authorities for the amending or supplementing of the Registration Statement or the Prospectuses or for additional information.  If there is a Placement Notice that has been issued by the Company that has not been suspended or terminated in accordance with the notice requirements set forth in Section 4 or Section 15, as applicable, the Company will use its commercially reasonable efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Prospectuses, a notice of objection of the Commission to the Registration Statement or any post-effective amendment thereto, the suspension of any qualification for offering or sale in any jurisdiction, and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any Prospectus relating to the Shares or suspending any such qualification, the Company will use its commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible.  If there is no such outstanding Placement Notice, then, if, in the Company's determination and at the Company's sole discretion, it is necessary to prevent the issuance of any stop order or have a stop order lifted, the Company will use its commercially reasonable efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Prospectuses in respect of the Shares, a notice of objection of the Commission to the Registration Statement or any post-effective amendment thereto, the suspension of any qualification for offering or sale in any jurisdiction, and, in the event of the issuance of any such stop order or any such order preventing or suspending the use of any Prospectus relating to the Shares or suspending any such qualification, the Company will use its commercially reasonable efforts to obtain the lifting or withdrawal of such order as soon as possible.

(c) Delivery of Prospectus; Subsequent Changes.  Within the time during which a prospectus relating to the Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Securities Act) or the Canadian Securities Laws, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, by the Rules and Regulations and by the Canadian Securities Laws, as appropriate and as from time to time in force, and will file or furnish on or before their respective due dates all reports required to be filed or furnished by it with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act, if applicable, or any other provision of or under the Exchange Act or with the Canadian Qualifying Authorities pursuant to the Canadian Securities Laws, as appropriate.  If during such period any event occurs as a result of which the Prospectuses as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectuses to comply with the Securities Act or the Canadian Securities Laws, the Company will immediately notify the Agents to suspend the offering of Placement Shares during such period and, if, in the Company's determination and at the Company's sole discretion, it is necessary to file an amendment or supplement to the Registration Statement or the Prospectuses to comply with the Securities Act or the Canadian Securities Laws, the Company will promptly prepare and file with the Canadian Qualifying Authorities and the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request.

(d) Nasdaq and TSX Filings.  In connection with the offering and sale of the Placement Shares, the Company: (i) will file with the Nasdaq all documents and notices, and make all certifications, as may be required by the Nasdaq; and (ii) will file with the TSX all documents and notices, and make all certifications, as may be required by the TSX.

(e) Listing of Placement Shares.  The Company will use commercially reasonable efforts to cause the Placement Shares to be listed on the Nasdaq and the TSX and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as the Agents designate and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(f) Delivery of Registration Statement and Prospectuses.  The Company will furnish to the Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectuses (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or the Prospectuses that are filed with the Commission or Canadian Qualifying Authorities during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein) or the Canadian Qualifying Authorities (including all documents filed with the Canadian Qualifying Authorities during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request; provided, however, the Company shall not be required to furnish any documents to the Agents that are filed or accessible on SEDAR+ or EDGAR, as applicable.

(g) Company Information.  At the request of the Agents, the Company will furnish to the Agents such information in its possession as is reasonably requested by the Agents as necessary or appropriate to fulfil their obligations as agents pursuant to this Agreement and Applicable Securities Laws.

(h) WKSI. The Company will maintain its status as a "well-known seasoned issuer" and not become an "ineligible issuer" (as such terms are defined in the WKSI Blanket Orders) and shall comply in all material respects with the applicable requirements and conditions of the WKSI Blanket Orders and all other applicable Canadian Securities Laws in connection with the preparation, filing and use of the Canadian Base Prospectus and any Canadian Prospectus Supplement.  The Company shall promptly notify the Agents in writing if it ceases to qualify as a "well-known seasoned issuer" or becomes an "ineligible issuer," or if it otherwise becomes aware of any circumstance that would reasonably be expected to adversely affect its ability to rely on the WKSI Blanket Orders.  In the event the Company ceases to qualify as a "well-known seasoned issuer," it shall use commercially reasonable efforts to take all steps as may be required under Canadian Securities Laws to permit the continued distribution of the Placement Shares, including, if necessary, the filing of any replacement preliminary and/or final base shelf prospectus and the obtaining of a receipt therefor.

(i) Earnings Statement.  The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.  For the avoidance of doubt, the Company's compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy the requirements of this Section 8(i)

(j) Expenses.

(i) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with Section 14, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to: (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each of the Prospectuses and of each amendment and supplement thereto and each Issuer Free Writing Prospectus; (ii) the preparation, issuance and delivery of the Placement Shares; (iii) all fees and disbursements of the Company's counsel, accountants and other advisors; (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 8(e) of this Agreement, including filing fees in connection therewith; (v) the printing and delivery to the Agents of copies of the U.S. Prospectus and any amendments or supplements thereto, and of this Agreement; (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Nasdaq; and (vii) filing fees and expenses related to the Commission and Financial Industry Regulatory Authority (including, subject to Section 8(j)(ii), fees and disbursements of counsel to the Agents incurred in connection therewith).

(ii) In addition to any fees that may be payable to the Agents hereunder and regardless of whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company shall reimburse the Agents for all of their reasonable and documented expenses, up to a maximum aggregate reimbursement of US$75,000 for both U.S. and Canadian counsel to the Agents plus an additional aggregate amount of US$15,000 for both U.S. and Canadian counsel to the Agents in connection with each subsequent Representation Date (as defined below), arising out of this Agreement (including travel and related expenses, the costs of document preparation, production and distribution, third-party research and database services and the reasonable and documented fees and disbursements of U.S. and Canadian counsel to the Agents) within ten (10) days of the presentation by the Agents to the Company of a statement therefor.

(k) Use of Proceeds.  The Company will use the Net Proceeds as described in the Prospectuses.

(l) Change of Circumstances.  During the term of this Agreement, the Company will, at any time during a fiscal quarter in which the Company intends to deliver a Placement Notice to the Agents to sell Placement Shares, advise the Agents promptly after it has received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement.

(m) Due Diligence Cooperation.  The Company will cooperate with any reasonable due diligence review conducted by the Agents or their agents, including, without limitation, providing information and making available documents and senior corporate officers, as the Agents may reasonably request; provided, however, that the Company shall be required to make available senior corporate officers only: (i) by telephone or at the Company's principal offices; and (ii) during the Company's ordinary business hours.

(n) Affirmation of Representations, Warranties, Covenants and Other Agreements.  Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder), and at each Applicable Time, each Settlement Date and each Amendment Date (as defined below), the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.

(o) Required Filings Relating to Placement of Placement Shares.  In each quarterly report, management's discussion and analysis, annual information form or annual financial statements / annual report on Form 10-K, 20-F or 40-F filed by the Company in respect of any quarter in which sales of Placement Shares were made by the Agents under this Agreement, the Company shall set forth with regard to such quarter the number of Shares sold through the Agents under this Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agents with respect to sales of Placement Shares pursuant to this Agreement.  For so long as the Shares are listed on the TSX the Company shall provide to the TSX (i) such information as may be required by the TSX within the timelines prescribed by the TSX (including, if applicable, any Form 1 or other forms prescribed by the TSX from time to time), and (ii) such additional reports relating to sales of the Placement Shares (including, if requested, reports of daily sales) as may be required by the TSX or requested by TSX staff, in each case in accordance with applicable TSX rules and policies.

(p) Representation Dates; Certificate.  During the term of this Agreement, each time the Company: (i) files the Prospectuses relating to the Placement Shares or amends the Registration Statement or the Prospectuses relating to the Placement Shares by means of a post-effective amendment or supplement, but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectuses relating to the Placement Shares; (ii) files an annual report on Form 10-K, 20-F or 40-F under the Exchange Act; (iii) files interim financial statements in a report on Form 6-K or Quarterly Report on Form 10-Q, as applicable (each date of filing of one or more of the documents referred to in clauses (i) through (iii) shall be a "Representation Date"), the Company shall furnish the Agents with a certificate, in the form attached hereto as Exhibit B within three Trading Days of any such Representation Date.  The requirement to provide a certificate under this Section 8(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K, 20-F or 40-F. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 8(p), then on or before the Company delivers the Placement Notice or the Agents sell any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit B, dated the date of the Placement Notice.

(q) Legal Opinions.  Upon commencement of the offering of Placement Shares under this Agreement, and promptly after each: (i) Amendment Date; and (ii) each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit B for which no waiver is applicable; and (iii) concurrently with the delivery of a certificate pursuant to the last sentence of Section 8(p), the Company will furnish or cause to be furnished to the Agents (x) the written opinion and negative assurance letter of Kavinoky Cook, LLP, special U.S. counsel for the Company (provided, however, that only a negative assurance letter of such counsel shall be required for each Representation Date that is neither the commencement of the offering of Placement Shares nor an annual reporting date referenced in Section 8(p)(ii)), and (y) the written opinion of Peterson McVicar LLP, Canadian counsel for the Company (provided that such opinion letter shall only be required to be delivered on a Representation Date that is the commencement of the offering of Placement Shares, Amendment Date and an annual reporting date referenced in 8(o)(ii)), or other counsel reasonably satisfactory to the Agents, dated the date of this Agreement or the date of such commencement or the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents and their counsel, or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement and the Prospectuses as amended and supplemented to the time of delivery of such letter authorizing reliance).  As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (i) or (ii) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.  Such opinion and negative assurance letter, to the extent applicable, shall be rendered to the Agents at the request of the Company and shall state so therein.

(r) Material Subsidiary Legal Opinions.  Legal opinions dated the date of filing the Canadian Prospectus Supplement and U.S. Prospectus Supplement from Peterson McVicar LLP or local counsel, as applicable, with respect to each of the Material Subsidiaries, addressed to the Agents, in form and substance satisfactory to the Agents, acting reasonably (the "Material Subsidiaries Legal Opinions");

(s) Comfort Letters.  Upon commencement of the offering of Placement Shares under this Agreement, and promptly after each: (i) Amendment Date; (ii) each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit B for which no waiver is applicable; and (iii) concurrently with the delivery of a certificate pursuant to the last sentence of Section 8(p), the Company shall cause its independent accountants to furnish the Agents letters dated the date of this Agreement or the date of such commencement or the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be (the "Comfort Letters"), in form and substance satisfactory to the Agents, (a) confirming that they are registered independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 201 of Regulation S-X of the Commission, (b) confirming that they are in good standing with the Canadian Public Accountability Board, (c) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters included in or incorporated by reference in the Registration Statement as ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings (the first such letter, the "Initial Comfort Letter") and (d) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectuses, as amended and supplemented to the date of such letter.

(t) Market Activities.  The Company will not, directly or indirectly: (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than the Agents.

(u) Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that it will not be or become, at any time prior to the termination of this Agreement, required to register as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended, assuming no change in the Commission's current interpretation as to entities that are not considered an investment company.

(v) Consent to the Agents Trading.  The Company consents to the Agents trading in the Common Shares of the Company (to the extent permitted under Applicable Securities Laws, the rules of the Nasdaq and the TSX, and under this Agreement): (i) for the account of their clients at the same time as sales of Placement Shares occur pursuant to this Agreement; and (ii) for the Agents' own accounts provided that no such purchase or sale shall take place by the Agents while the Agents have received a Placement Notice that remains in effect, unless the Company has expressly authorized or consented in writing to any such trades by the Agents, and provided further that in the case of clauses (i) or (ii), by providing such consent, the Company will incur no liability on behalf of the Agents or their clients from such trading activity.

(w) Actively Traded Security.  The Company shall notify the Agents at any time the Common Shares become an "actively traded security" exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.  Furthermore, the Company shall notify the Agents immediately if the Common Shares, having once qualified for such exemption, cease to so qualify.

9. Reporting Relating to Placement of Placement Shares.  The Agents will use commercially reasonable efforts to deliver to the Company, for each interim and annual period during which Placement Shares are sold through the Agents or distributed pursuant to this Agreement, and otherwise as reasonably requested by the Company to enable the Company to meet its interim and annual reporting requirements under Applicable Securities Laws or any applicable requirements of the Nasdaq or the TSX, promptly upon a request from the Company, a report providing sufficient information regarding the distribution of the Placement Shares for the Company to meet its interim and annual reporting requirements under Applicable Securities Laws or any applicable requirements of the Nasdaq or the TSX. Unless Applicable Securities Laws or any applicable requirements of the Nasdaq or the TSX otherwise require, the Company and Agents agree that the Agents' report referred to in this Section 9 shall state the number and average price of Placement Shares issued on all Settlement Dates occurring during the interim or annual period, as applicable, and the aggregate gross and the aggregate Net Proceeds raised and the aggregate commission paid or payable, during the interim or annual period, as applicable.

10. Additional Representations and Covenants of the Company.

(a) Issuer Free Writing Prospectuses.

(i) The Company represents that it has not made, and covenants that, unless it obtains the prior written consent of the Agents, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus; except as set forth in a Placement Notice, no use of any Issuer Free Writing Prospectus has been consented to by the Agents.  The Company agrees that it will comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(ii) The Company agrees that no Issuer Free Writing Prospectus, if any, will include any information that conflicts with the information contained in the Registration Statement, the Disclosure Package and the Prospectuses, including any document incorporated by reference therein that has not been superseded or modified.  In addition, no Issuer Free Writing Prospectus, if any, together with the Prospectuses, will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Agents expressly stating that such information is intended for use therein.

(iii) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectuses including any document incorporated by reference therein that has not been superseded or modified, or would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Agents and, if requested by the Agents, will prepare and furnish without charge to the Agents an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Agents expressly stating that such information is intended for use therein.

(b) Non-Issuer Free Writing Prospectus.  The Company consents to the use by the Agents of a free writing prospectus that (a) is not an "Issuer Free Writing Prospectus" as defined in Rule 433, and (b) contains only information describing the terms of the Placement Shares or their offering, or information permitted under Rule 134 under the Securities Act; provided that the Agents covenant with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Agents that otherwise would not be required to be filed by the Company thereunder, but for the action of the Agents.

(c) Distribution of Offering Materials.  The Company has not distributed and will not distribute, during the term of this Agreement, any offering materials in connection with the offering and sale of the Placement Shares other than the Registration Statement, the Disclosure Package and the Prospectuses or any Issuer Free Writing Prospectus reviewed and consented to by the Agents and included in a Placement Notice (as described in clause (a)(i) above).

11. Conditions to the Agents' Obligations.  The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder, and to the continuing satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions:

(a) Registration Statement Effective.  The Registration Statement shall remain effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by the Agents; and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b) Canadian Prospectus Supplement.  The Canadian Prospectus Supplement shall have been filed with the Canadian Qualifying Authorities under the Canadian Shelf Procedures and compliance with Canadian Securities Laws and, in accordance with this Agreement, all requests for additional information on the part of the Canadian Qualifying Authorities shall have been complied with to the reasonable satisfaction of the Agents and the Agents' counsel.

(c) No Material Notices.  None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission, the Canadian Qualifying Authorities or any other federal or state or foreign or other governmental, administrative or self-regulatory authority during the period of effectiveness of the Registration Statement and the Prospectuses, the response to which might reasonably require any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectuses; (ii) the issuance by the Commission, the Canadian Qualifying Authorities or any other federal or state or foreign or other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the Prospectuses or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement, the Disclosure Package or the Prospectuses or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, the Disclosure Package, the Prospectuses or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Disclosure Package and the Prospectuses, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement, the Disclosure Package or Prospectuses would be appropriate.

(d) Material Changes.  Except as contemplated and appropriately disclosed in the Disclosure Package and the Prospectuses, or disclosed in the Company's reports filed with the Commission and Canadian Qualifying Authorities, in each case at the time the applicable Placement Notice is delivered, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Company, or any Material Adverse Effect, or any development that may reasonably be expected to cause a Material Adverse Effect, the effect of which, in the sole judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), acting reasonably, is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Disclosure Package and the Prospectuses.

(e) Certificate.  The Agents shall have received the certificate required to be delivered pursuant to Section 8(q) on or before the date on which delivery of such certificate is required pursuant to Section 8(q).

(f) Legal Opinions.  The Agents shall have received the opinions of counsel to the Company required to be delivered pursuant Section 8(p) and Section 8(s) on or before the date on which such delivery of such opinions are required pursuant to Section 8(p) and Section 8(s).

(g) Comfort Letters.  The Agents shall have received the Comfort Letter required to be delivered pursuant Section 8(t) on or before the date on which such delivery of such letter is required pursuant to Section 8(t).

(h) Due Diligence.  The Company shall have complied with all of its due diligence obligations required pursuant to Section 8(m).

(i) Approval for Listing; No Suspension.  The Placement Shares shall have either been: (i) approved for listing, subject to notice of issuance, on the Nasdaq and the TSX; or (ii) the Company shall have filed an application for listing of the Placement Shares on the Nasdaq and the TSX at or prior to the issuance of the Placement Notice.  Trading in the Common Shares shall not have been suspended on such market.

(j) Other Materials.  On each date on which the Company is required to deliver a certificate pursuant to Section 8(q), the Company shall have furnished to the Agents such appropriate further information, certificates, and documents as the Agents may reasonably request.  All such certificates, letters and other documents will be in compliance with the provisions hereof.  The Company will furnish the Agents with such conformed copies of such certificates, letters and other documents as the Agents shall reasonably request.

(k) Securities Act Filings Made.  All filings with the Commission required by Form S-3, the Securities Act and required by the Canadian Qualifying Authorities to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Form S-3 and the Securities Act and applicable Canadian Securities Laws.

(l) No Termination Event.  There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 14(a).

12. Indemnification and Contribution.

(a) Company Indemnification.  The Company will indemnify and hold harmless the Agents and each person, if any, who: (i) controls the Agents; or (ii) is controlled by or is under common control with the Agents against any losses, claims, damages or liabilities, joint or several (but in each case, excluding loss of profits and other consequential damages) (collectively, "Damages") to which the Agents or controlling person may become subject, under the Securities Act, the Canadian Securities Laws or otherwise, insofar as such Damages (or actions in respect thereof) arise out of or are based upon:

(i) any information or statement (except any information or statements that has been provided in writing to the Company by or on behalf of the Agents specifically for inclusion therein) in the Canadian Prospectus or any amendment thereto, the U.S. Prospectus or any amendment thereto or in any other document incorporated therein by reference being alleged to be a misrepresentation or untrue, or any omission or alleged omission to state therein any fact or information (except facts or information them that has been provided in writing to the Company by or on behalf of any Agent specifically for inclusion therein) required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made;

(ii) any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any amendment thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the Canadian Prospectus or any amendment thereto, U.S. Prospectus or any amendment thereto or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or any omission or alleged omission of a material fact (except facts or information that has been provided in writing to the Company by or on behalf of the Agents specifically for inclusion therein) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) any order made or any inquiry, investigation (whether formal or informal) or proceeding commenced or threatened by any securities, regulatory or other competent authority based upon the circumstances described in (i) or (ii) above which operates to prevent or restrict the trading in or the distribution of the Placement Shares or any of them in any jurisdiction; and

(iv) the Company not complying with any requirement of applicable Canadian Securities Laws or U.S. federal or state securities laws in connection with the transactions contemplated herein.

The above indemnification obligations will not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such Damages were solely caused by the gross negligence, willful misconduct, bad faith or fraud of the indemnified party.

(b) The Agents Indemnification.  Each of the Agents, severally and not jointly, will indemnify and hold harmless the Company against any Damages to which the Company may become subject, under the Securities Act, the Canadian Securities Laws or otherwise, insofar as such Damages (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact that has been provided in writing to the Company by or on behalf of any Agent specifically for inclusion therein contained in the Disclosure Package and the Prospectuses (including any amendment or supplement if the Company shall have furnished any amendments or supplements thereto), or any Issuer Free Writing Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, that has been provided in writing to the Company by or on behalf of any Agent specifically for inclusion therein.  The Company acknowledges that the statements in the Canadian Prospectus Supplement and U.S. Prospectus Supplement set forth in the eleventh, twelfth and thirteenth paragraphs under the heading "Plan of Distribution" constitute the only information furnished in writing by or on behalf of the Agents for inclusion in the Registration Statement, the Prospectuses or any Issuer Free Writing Prospectus.

(c) Procedure.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, promptly notify such indemnifying party in writing of the institution of such proceeding and such indemnifying party shall assume the defense of such proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to employ one set of its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable to the expenses of more than one separate counsel in any one proceeding or series of related proceedings in the same jurisdiction representing the indemnified parties who are parties to such proceeding).  No indemnifying party shall, without the written consent of the indemnified party, such consent not to be unreasonably withheld, conditioned or delayed, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim).  No indemnifying party shall be liable for any settlement of any action or claim affected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) Contribution.  If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any Damages (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Placement Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Agents on the other in connection with the statements or omissions which resulted in such Damages (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total commissions and other fees received by the Agents.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agents on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the Damages (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Placement Shares distributed to the public by them were offered to the public exceeds the amount of any Damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Agents' obligations in this Section 12(d) to contribute are several in proportion to their respective obligations and not joint.

(e) Obligations.  The obligations of the Company under this Section 12 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Agents within the meaning of the Securities Act; and the obligations of the Agents under this Section 12 shall be in addition to any liability which the Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

13. Representations and Agreements to Survive Delivery.  All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agents and any controlling persons, and shall survive delivery and acceptance of the Placement Shares and payment therefor.

14. Termination.

(a) Each Agent may terminate this Agreement, solely with respect to its rights and obligations hereunder, at any time by giving notice as hereinafter specified if: (i) any Material Adverse Effect has occurred, or any development that is reasonably expected to cause a Material Adverse Effect has occurred or any other event has occurred which, in the sole judgment of the Agents, may materially impair the Agents' ability to proceed with the offering to sell the Shares; (ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder; (iii) any other condition of the Agents' obligations hereunder is not fulfilled; or (iv) any suspension or limitation of trading in the Common Shares of the Company on the Nasdaq or the TSX shall have occurred.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(j) (Expenses), Section 12 (Indemnification), Section 13 (Survival of Representations), Section 14(f) (Termination), Section 19 (Applicable Law; Consent to Jurisdiction) and Section 20 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.  If either Agent elects to terminate this Agreement as provided in this Section 14(a), such Agent shall provide the required notice as specified in Section 15 (Notices).  For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section 14(a) shall not affect the rights and obligations of the other Agent under this Agreement.

(b) The Company shall have the right to terminate this Agreement in its sole discretion at any time by giving ten (10) days' notice as hereinafter specified.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(j), Section 12, Section 13, Section 14(f), Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.

(c) In addition to, and without limiting the Agents' rights under Section 14(a), either Agent shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement by giving ten (10) days' notice as hereinafter specified.  Any such termination shall be without liability of any party to any other party except that the provisions of Section 8(j), Section 12, Section 13, Section 14(f), Section 19 and Section 20 hereof shall remain in full force and effect notwithstanding such termination.  For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section 14(c) shall not affect the rights and obligations of the other Agent under this Agreement.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 14(a), 14(b) or 14(c) above or otherwise if:

(i) the entire amount of the Shares have been sold;

(ii) the Receipt ceases to be effective in accordance with Canadian Securities Laws or the Registration Statement ceases to be effective under the applicable U.S. securities laws; or

(iii) by mutual agreement of the parties;

provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 8(j), Section 12, Section 13, Section 14(f), Section 19 and Section 20 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be.  If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f) In the event that the Company terminates this Agreement, as permitted under Section 14(b), the Company shall be under no continuing obligation to utilize the services of the Agents in connection with any sale of securities of the Company or to pay any compensation to the Agents other than compensation with respect to sales of Placement Shares subscribed on or before the termination date and the Company shall be free to engage other placement agents and underwriters from and after the termination date with no continuing obligation to the Agents.

15. Notices.  Subject to Section 2(a), all notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to the Agents, shall be delivered to:

Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor,
New York, New York 10019

Stifel Nicolaus Canada Inc.
161 Bay Street, Suite 3800
Toronto, Ontario M5J 2S1

Cantor Fitzgerald & Co.
110 East 59th Street
New York, New York 10022

Cantor Fitzgerald Canada Corporation
181 University Avenue, Suite 1500
Toronto, Ontario M5H 3M7

Canaccord Genuity LLC
One Post Office Square, Suite 3000
Boston, Massachusetts 12109

Canaccord Genuity Corp.
40 Temperance Street, Suite 2100
Toronto, Ontario M5H 0B4

Roth Capital Partners LLC
888 San Clemente Dr.
Newport Beach, California 92660

Roth Canada, Inc.
1921-130 King Street West
Toronto, Ontario M5X 2A2

B. Riley Securities, Inc.
299 Parke Avenue, 21st Floor
New York, New York 10171

Northland Securities, Inc.
150 South Fifth Street, Suite 3300
Minneapolis, Minnesota 55402

Rosenblatt Securities Inc.
40 Wall Street, 59th Floor
New York, NY 10005

With a copy to:

Wildeboer Dellelce LLP
365 Bay Street, Suite 800
Toronto, Ontario M5H 2V1
Attention: Niall Sweeney

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West,
New York, New York 0001-8602
Attention: Ryan J. Dzierniejko

or if sent to the Company, shall be delivered to:

HIVE Digital Technologies Ltd.
Suite 370, 1095 West Pender Street
Vancouver, British Columbia V6E 2M6
Attention: Frank Holmes, Executive Chairman

With a copy to:

Peterson McVicar LLP
110 Yonge Street, Suite 1601
Toronto, ON M5C 1T4
Attention: Dennis H. Peterson

Kavinoky Cook, LLP
726 Exchange Street, Suite 800
Buffalo, New York 14210
Attention: Jonathan Gardner

Each party to this Agreement may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose.  Each such notice or other communication shall be deemed given: (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day; (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier; (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid); and (iv) if sent by email, on the Business Day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply.  For purposes of this Agreement, "Business Day" shall mean any day on which the Nasdaq and commercial banks in the city of New York are open for business.

16. Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and the Agents and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 12 hereof.  References to any of either of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Agents may assign their rights and obligations hereunder to affiliates of the Agents without obtaining the Company's consent.

17. Adjustments for Stock Splits.  The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

18. Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

19. Applicable Law; Consent to Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding (each, a "Related Proceeding"), any claim that it is not personally subject to the jurisdiction of any such court, that such Related Proceeding is brought in an inconvenient forum or that the venue of such Related Proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Related Proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding in respect of its obligations under this Agreement.

(b) The Company has irrevocably appointed Corporation Service Company with offices at 19 West 44th Street, Suite 200, New York, NY 10036, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent.  The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that such agent has agreed to act as the agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect for a period of seven years from the date of this Agreement.

20. Waiver of Jury Trial.  The Company and the Agents hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

21. Absence of Fiduciary Duties.  The parties acknowledge that they are sophisticated in business and financial matters and that each of them is solely responsible for making its own independent investigation and analysis of the transactions contemplated by this Agreement.  They further acknowledge that the Agents have not been engaged by the Company to provide, and have not provided, financial advisory services in connection with the terms of the offering and sale of the Shares nor have the Agents assumed at any time a fiduciary relationship to the Company in connection with such offering and sale.  The parties also acknowledge that the provisions of this Agreement fairly allocate the risks of the transactions contemplated hereby among them in light of their respective knowledge of the Company and their respective abilities to investigate its affairs and business in order to assure that full and adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto).  The Company hereby waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees the Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of Company.

22. Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Agents could purchase United States dollars with such other currency in The City of New York on the Business Day preceding that on which final judgment is given.  The obligation of the Company with respect to any sum due from it to any Agent or any person controlling any Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day following receipt by such Agent or controlling person of any sum in such other currency, and only to the extent that such Agent or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Agent or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Agent or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Agent or controlling person hereunder, such Agent or controlling person agrees to pay to the Company, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Agent or controlling person hereunder.

23. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile or email transmission.

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Agreement in the space provided below.

Very truly yours,

HIVE DIGITAL TECHNOLOGIES LTD.

By: /s/ Darcy Daubaras
 Name: Darcy Daubaras
 Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

KEEFE, BRUYETTE & WOODS, INC.

By: /s/ Paul McCaffery
 Name: Paul McCaffery
 Title: Managing Director

STIFEL NICOLAUS CANADA INC.

By: /s/ Rosemary Teixeira
 Name: Rosemary Teixeira
 Title: Managing Director

CANTOR FITZGERALD & CO.

By: /s/ Sameer Vasudev
 Name: Sameer Vasudev
 Title: Managing Director

CANTOR FITZGERALD CANADA CORPORATION

By: /s/ Elan Shevel
 Name: Elan Shevel
 Title: Chief Compliance Officer

[Signature Page to Equity Distribution Agreement]

CANACCORD GENUITY LLC

By: /s/ Jason Partenza
 Name: Jason Partenza
 Title: Managing Director

CANACCORD GENUITY CORP.

By: /s/ Jamie Brown
 Name: Jamie Brown
 Title: Managing Director, Head of   Capital Markets, Western Canada

ROTH CAPITAL PARTNERS LLC

By: /s/ Aaron Gurewitz
 Name: Aaron Gurewitz
 Title: Co-Chief Executive Officer and Head Investment Banking

ROTH CANADA, INC.

By: /s/ Brady Fletcher
 Name: Brady Fletcher
 Title: President

B. RILEY SECURITIES, INC.

By: /s/ Joe Nardini
 Name: Joe Nardini
 Title: President & Head of Investment Banking

NORTHLAND SECURITIES, INC.

By: /s/ David Levine
 Name: David Levine
 Title: Head of Investment Banking

[Signature Page to Equity Distribution Agreement]

ROSENBLATT SECURITIES INC.

By: /s/ Charles P. Roney
 Name: Charles P. Roney
 Title: CCO

[Signature Page to Equity Distribution Agreement]

SCHEDULE 1

The Authorized Representatives of the Company as follows:

Name and Office / Title	Email Address	Telephone Number
Frank Holmes Executive Chairman	[redacted]	[redacted]
Aydin Kilic President & Chief Executive Officer	[redacted]	[redacted]
Darcy Daubaras Chief Financial Officer	[redacted]	[redacted]
Dave Perrill Director	[redacted]	[redacted]

The Authorized Representatives of Keefe, Bruyette & Woods, Inc. are as follows:

Name	Email Address	Telephone Number
Scott Jaffe	[redacted]	[redacted]

The Authorized Representatives of Stifel Nicolaus Canada Inc. are as follows:

Name	Email Address	Telephone Number
Stifel Toronto Trading	[redacted]	-

The Authorized Representatives of Cantor Fitzgerald & Co. are as follows:

Name	Email Address	Telephone Number
-	[redacted]	-

The Authorized Representatives of Cantor Fitzgerald Canada Corporation are as follows:

Name	Email Address	Telephone Number
-	[redacted]	-

The Authorized Representatives of Canaccord Genuity LLC are as follows:

Name	Email Address	Telephone Number
Jen Pardi	[redacted]	-

The Authorized Representatives of Canaccord Genuity Corp are as follows:

Name	Email Address	Telephone Number
Jen Pardi	[redacted]	-

The Authorized Representatives of Roth Capital Partners LLC are as follows:

Name	Email Address	Telephone Number
Lou Ellis	[redacted]	-

The Authorized Representatives of Roth Canada, Inc. are as follows:

Name	Email Address	Telephone Number
Lou Ellis	[redacted]	-

The Authorized Representatives of B. Riley are as follows:

Name	Email Address	Telephone Number
Scott Ammaturo	[redacted]	[redacted]

The Authorized Representatives of Northland Securities, Inc. are as follows:

Name	Email Address	Telephone Number
Ted Warner	[redacted]	[redacted]

The Authorized Representatives of Rosenblatt Securities Inc. are as follows:

Name	Email Address	Telephone Number
-	[redacted]	-

SCHEDULE 2

Name	Jurisdiction of Organization
HIVE Digital Data Ltd.	Bermuda
Bikupa Real Estate AB	Sweden
9376-9974 Quebec Inc.	Quebec
HIVE Atlantic Datacentres Ltd.	New Brunswick
BUZZ High Performance Computing Inc.	British Columbia
HIVE Performance Computing Ltd.	Bermuda
HIVE Performance Cloud Inc.	Canada (Federal)
W3X S.A.	Paraguay
ZUNZ S.A.	Paraguay
HIVE Bermuda 2026 Ltd.	Bermuda

EXHIBIT A

FORM OF PLACEMENT NOTICE

From: HIVE Digital Technologies Ltd.

To: [Name of Agent]

Attention: [______]

Date:  ,

Subject: Equity Distribution Agreement - Placement Notice

Ladies / Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Amended and Restated Equity Distribution Agreement dated June 16, 2026, among HIVE Digital Technologies Ltd., a corporation incorporated under the Business Corporations Act (British Columbia) (the "Company"), and Keefe, Bruyette & Woods, Inc., Stifel Nicolaus Canada Inc., Cantor Fitzgerald & Co., Cantor Fitzgerald Canada Corporation, Canaccord Genuity LLC, Canaccord Genuity Corp., Roth Capital Partners LLC, Roth Canada, Inc., B. Riley Securities, Inc., Northland Securities, Inc. and Rosenblatt Securities Inc. (together, the "Agents"), the Company hereby requests that the Agents sell up to [          ] common shares of the Company, at a minimum market price of US$[        ] per share for sales on the Nasdaq and a minimum market price of C$[        ] per share for sales on the TSX.  No more than an aggregate of [    ] common shares of the Company may be sold on any trading day.  Sales should begin on the date of this Placement Notice and shall continue until [Date] / [all shares are sold].

EXHIBIT B

OFFICER'S CERTIFICATE

I, [name of executive officer], the [title of executive officer] of HIVE Digital Technologies Ltd., a corporation incorporated under the Business Corporations Act (British Columbia) (the "Company"), do hereby certify in such capacity and on behalf of the Company pursuant to Section 8(o) of the Amended and Restated Equity Distribution Agreement dated June 16, 2026 (the "Distribution Agreement") among the Company and Keefe, Bruyette & Woods, Inc., Stifel Nicolaus Canada Inc., Cantor Fitzgerald & Co., Cantor Fitzgerald Canada Corporation, Canaccord Genuity LLC, Canaccord Genuity Corp., Roth Capital Partners LLC, Roth Canada, Inc., B. Riley Securities, Inc., Northland Securities, Inc. and Rosenblatt Securities Inc., to the best of my knowledge that:

(i) The representations and warranties of the Company in Section 7 of the Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof.

Date:	By:
Name: Title: